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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-KA
AMENDED CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 March 12, 2004

CARROLL SHELBY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49738	86-1012155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

11150 W. Olympic Blvd., Suite 1050
Los Angeles, California 90064
(Address of principal executive offices)

Registrant's telephone number, including area code: (310) 914-1843

(Former name and former address, if changed since last report)

ITEM 4. CHANGES IN THE REGISTRANT'S CERTIFYING PUBLIC ACCOUNTANT

        On March 12, 2004, the President and Chief Financial Officer of Registrant was notified by Spicer Jeffries LLP, Certified Public Accountants, ("Spicer") that Spicer would be unable to provide an audit opinion on the Registrant's December 31, 2003 financial statements due to Spicer's loss of its insurance coverage. Spicer had served as the independent auditor of the Registrant from August 15, 2003 through March 3, 2004.

        On April 6, 2004, the Registrant's Board of Directors, voted to replace its independent accountant, Spicer. Effective as of April 6, 2004, the Registrant's new independent accountant is BDO Seidman, LLP ("BDO"). The Registrant authorized Spicer to respond fully to any inquiries from BDO and to make its work papers available to BDO.

        The reports of Spicer from August 15, 2003 through March 3, 2004, did not contain any adverse opinion, disclaimer or opinion, or qualification or modification as to the certainty, audit scope or accounting principles. From August 15, 2003 through March 12, 2004, there were no disagreements between the Registrant and Spicer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, from August 15, 2003 through March 12, 2004, there were no "reportable events" within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLL SHELBY INTERNATIONAL, INC. (Registrant)
By:	/s/ JOHN LUFT John Luft PRESIDENT, CHIEF FINANCIAL OFFICER

Dated: April 9, 2004

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  ITEM 4. CHANGES IN THE REGISTRANT'S CERTIFYING PUBLIC ACCOUNTANT
SIGNATURES